     THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


     THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.


     EXERCISABLE AT ANY TIME UNTIL 5:00 P.M., NEW YORK CITY TIME, ON THE FIFTH ANNIVERSARY OF THE EXPIRATION DATE OR, IF NOT A BUSINESS DAY, THE IMMEDIATELY FOLLOWING BUSINESS DAY UNLESS EXTENDED PURSUANT TO THIS WARRANT CERTIFICATE.

     No. 2


                        ALL AMERICAN FOOD GROUP, INC.


                             WARRANT CERTIFICATE


                     Warrant Certificate for One Warrant
                  to Purchase 175,000 shares of Common Stock
                       of All American Food Group, Inc.

         This Warrant Certificate certifies that, for value received, Trautman Kramer & Company, Inc., or registered assigns (the "Holder"), is the owner of one Warrant (as defined below), which entitles the Holder to purchase at any time from and after the date hereof and until 5:00 p.m., New York City time, on the fifth anniversary of the issue date or, if not a business day, the immediately following business day, at the purchase price equal to $2.4375 (130% of the closing bid price of the Common Stock at the end of trading on September 19, 1997) (the "Exercise Price"), up to an aggregate of 175,000 shares of common stock, par value $.01 per share (the "Common Stock"), of All American Food Group, Inc., a New Jersey corporation (the "Company"). The number of shares purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as herein provided. In this Warrant Certificate, the right to purchase each share of Common Stock is referred to as a "Warrant"; the shares of Common Stock or, pursuant to the terms hereof, other securities, issuable upon exercise of the Warrants are referred to as the "Warrant Shares."



         The Warrants are subject to the following terms, conditions and provisions:

         SECTION 1. Registration; Transferability; Exchange of Warrant Certificate.

         1.1 Registration. The Company shall number and register each Warrant in a register (the "Warrant Register") maintained at the office of the Company (the "Office") as they are issued by the Company. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

         1.2 Transfer. Subject to compliance with the restrictions on transfer set forth herein and in Section 3 hereof, the Warrants shall be transferable only on the Warrant Register maintained at the Office upon delivery thereof duly endorsed by the Holder or by his, her or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion.

         1.3 Exchange of Warrant Certificates. Subject to the provisions herein, each Warrant Certificate may be exchanged for another Warrant Certificate(s) entitling the Holder to purchase a like aggregate number of Warrant Shares as this Warrant Certificate then entitles such Holder to purchase. If the Holder desires to exchange this Warrant Certificate, it shall make such request in writing and deliver it to the Company, and shall surrender, properly endorsed, this Warrant Certificate. Thereupon, the Company shall sign and deliver to the person entitled thereto a new Warrant Certificate as so requested.

         SECTION 2. Terms of Warrants; Exercise of Warrants.

         2.1 Terms of Warrants. Subject to the terms of this Warrant Certificate, each Holder shall have the right, which may be exercised at any time from the date hereof until 5:00 p.m., New York City time, on the fifth anniversary of the issue date or, if not a business day, the immediately following business day (the "Expiration Date") to purchase from the Company (and the Company shall issue and sell to the Holder of the Warrant) up to an aggregate of 175,000 fully paid and nonassessable Warrant Shares or such other number of Warrant Shares which the Holder may at the time be entitled to purchase in accordance with this Warrant Certificate. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights under this Warrant Certificate shall cease as of such time.

         2.2 Exercise of Warrants. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part upon surrender to the Company, at its Office, of this Warrant Certificate, with the Purchase Form attached hereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be at the option of the Holder in cash or by bank check payable to the order of the Company or a combination thereof.

         Subject to Section 3 hereof, upon the surrender of this Warrant Certificate, with the Purchase Form duly executed and payment of the Exercise Price as aforesaid, the Company shall cause to be issued and delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate(s) for the number of Warrant Shares so purchased, together, at the option of the Company as provided in
Section 7 hereof, with cash in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate(s) shall be deemed to have been issued as of the date of the surrender of this Warrant Certificate and payment of the Exercise Price, as aforesaid. The rights of purchase represented by this Warrant Certificate shall be exercisable, at the election of the Holder, either in full at any time or from time to time in part prior to the Expiration Date. In the event that the Holder of this Warrant Certificate shall exercise fewer than all the Warrants evidenced hereby at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining unexercised Warrant(s) shall be issued.

         2.3 Exercise Price. The price per share at which each Warrant Share shall be purchased upon exercise of each Warrant shall be equal to $2.4375 (130% of the closing bid price of the Common Stock at the end of trading on September 19, 1997), subject to adjustment pursuant to Section 6 hereof.

         SECTION 3. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Warrant or of the Warrant Shares purchasable upon the exercise of such Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of any warrant or the issuance or delivery of certificates for Warrant Shares in a name other than that of the Holder of such

Warrants.

         SECTION 4. Mutilated or Missing Warrants. In the event this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon, in the event of a lost, stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         SECTION 5. Reservation and Availability of Warrant Shares; Purchase and Cancellation of Warrants.

         5.1 Reservation of Warrant Shares. (a) The Company shall at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligations to issue the Warrant Shares upon exercise of Warrants, the full number of Warrant Shares deliverable upon the exercise of all outstanding Warrants evidenced by this Warrant Certificate. The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid (each, a "Transfer Agent") will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with each Transfer Agent. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto which are transmitted to the Holder pursuant to
Section 6 hereof.

         (b) The Company covenants that all Warrant Shares issuable upon exercise of Warrants will, upon issuance, be fully paid, nonassessable and free from preemptive rights and free from all taxes, liens, charges, and security interests with respect to the issuance thereof.

         (c) Before taking any action which would cause an adjustment pursuant to Section 6 reducing the Exercise Price, the Company will take any and all corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

         5.2 Warrant Shares Record Date. Each person in whose name any stock certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on, and such stock certificate shall be dated the date upon which this Warrant Certificate was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made.

         5.3 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire in negotiated transactions Warrants evidenced hereby at such times, in such manner and for such consideration as it may deem appropriate.

         5.4 Cancellation of Warrants. Any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part shall be canceled by the Company and retired.

         SECTION 6. Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

         6.1 Mandatory Adjustments. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:


                  (a) In case the Company shall (i) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation, merger or other business combination in which the Company is the surviving corporation), the number and kind of Warrant Shares purchasable upon exercise of each Warrant shall be adjusted so that the Holder of each Warrant upon exercise thereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively whenever such an issuance is made.

                  (b) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 6.1(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share. No adjustment need be made for a change in the par value of the Warrant Shares.

         6.2 Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company; provided that if the Company elects so to reduce the then current Exercise Price, such reduction shall remain in effect for at least a 15-day period, after which time the Company may, at its option, reinstate the Exercise Price in effect prior to such reduction.

         6.3 Notice of Adjustment. Upon any adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant, as herein provided, the Company shall promptly mail within 10 days thereafter by first class mail, postage prepaid, to each Holder a notice of such adjustment(s) and a certificate of the Chief Financial Officer of the Company, accompanied by the report thereon by a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants for the Company), setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made.

         6.4 No Adjustment for Dividends. Except as provided in Section 6.1 hereof, no adjustment in respect of any dividends or other payments or distributions made to holders of securities issuable upon exercise of Warrants shall be made during the term of a Warrant or upon the exercise of a Warrant.

         6.5 Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another person (whether or not the Company is the surviving corporation), or in the case of any sale, transfer or lease to another person of all or substantially all the property of the Company, the Company or such successor or purchasing person, as the case may be, shall deliver to the Holder an undertaking that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of securities, cash and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action, and if the successor or purchasing person is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares and other securities and property so that, upon exercise of the Warrants, the Holder thereof would have the same benefits he otherwise would have had if such successor or purchasing person were a corporation. Such undertaking shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6.5 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

         6.6 Statement on Warrants. Irrespective of any adjustments in the number or kind of securities purchasable upon the exercise of the Warrants or the Exercise Price, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant Certificate.

         SECTION 7. Fractional Interests. The Company shall issue, upon request of the Holder, fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by a Holder, the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would be issuable on the exercise of any Warrant (or specified portion thereof), the Company may, in its sole discretion, issue such fraction of a Warrant Share or pay to the Holder of the Warrant an amount in cash equal to the then current market price per share of Common Stock computed as of the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction (but in no event less than an amount equal to such fraction multiplied by the Exercise Price in effect at such time) or if the Common stock is not then currently traded such amount as the Board of Directors of the Company shall in good faith determine.

         SECTION 8. Registration Rights.

         8.1 General. The Company has agreed that after the 60th day following the date hereof, the Company shall file a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act providing for the public sale of all of the Warrant Shares.

         8.2 Procedures. The following provisions shall also be applicable to any such registration statement utilized pursuant to this Section 8:



                  (i) The registered holders whose shares of Warrant Shares are to be included in any such registration statement (the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of the registration statement, the Company shall upon the request of any Seller forthwith supply such reasonable number of prospectuses meeting the requirements of the Securities Act as shall be requested by such Seller to permit such Seller to make a public offering of all the securities of such Seller included therein. The Company shall use reasonable efforts (i) to keep such registration statement current until resales of such securities are permitted pursuant to Rule 144 under the Securities Act (or, if earlier, until all such securities are sold pursuant to the registration statement); (ii) to qualify such securities for sale in such states as the Sellers shall reasonably designate at the cost and expense of the Company provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject; and (iii) to qualify such offering, at the cost and expense of the Company with the National Association of Securities Dealers, Inc., if applicable.

                  (ii) The Company shall indemnify and hold harmless each Seller and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for any Seller any Warrant Shares from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any amendment thereto or any prospectus included therein required to be filed or furnished by reason of this Section 8, or caused by any omission or alleged omission to state therein a material fact requiring to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such loss, liability, claim, damage or expense is caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of the Securities Act; provided, however, that the indemnity agreement by the Company set forth in this Section 8 with respect to any such prospectus which shall be subsequently amended prior to the written confirmation of the sale of any such Shares, shall not inure to the benefit of any Seller or underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased the Shares which are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as so amended to such person at or prior to the written confirmation of the sale of such Shares to such person and if the amended prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, liability, claim, damage or expense.

                  (iii) Such Seller and underwriter shall at the same time indemnify the Company, their respective directors, each officer signing the related registration statement and each person, if any, who controls the Company, within the meaning of the Securities Act, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 8 or caused by any omission or alleged omission to state therein a material fact to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as such loss, liability, claim, damage or expense is caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such seller or underwriter expressly for use therein.

         SECTION 9. No Rights as Stockholders; Notices to Holder. Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder or its transferees the right to vote or to receive dividends (except as provided in Section 6 hereof) or to consent or to receive notice as stockholders in respect of any meeting of stockholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:



                  (a) the Company shall declare any dividend payable in cash or in any securities upon its shares of Common Stock or make any distribution to the holders of its shares of Common Stock;

                  (b) the Company shall offer to all holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof;

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed; or

                  (d) any consolidation or merger to which the Company is a party and for which approval of the holders of Common Stock is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value to no par value, or from no par value to par value) or as a result of a subdivision or combination.



                  then in any one or more of said events, the Company shall give to the Holder by registered mail (return receipt requested) at least 20 days prior to the applicable record date hereinafter specified, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividends, distributions, rights or warrants are to be determined or (ii) the date on which any such dissolution, liquidation, winding up, consolidation, merger, conveyance or transfer is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. Failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation, winding up, consolidation, merger, conveyance, transfer or reclassification.

         SECTION 10. Identity of Transfer Agent. Forthwith upon the appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall promptly notify the Holder of the name and address of such Transfer Agent.

         SECTION 11. Notices. Any notice, except as provided in Section 9 of this Warrant Certificate, or demand authorized by this Warrant Certificate to be given by the Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed by first class mail, postage prepaid, to the Company, at 104 New Era Drive, South Plainfield, New Jersey 07080. The Company may change the address to which notices to it are to be delivered or mailed hereunder by notice to the Holder.

         Any notice pursuant to this Warrant Certificate by the Company to the Holder shall be in writing and shall be mailed by first class mail, postage prepaid, or otherwise delivered, to the Holder at its address on the books of the Warrant Register.

         Notices delivered personally shall be effective at the time delivered by hand, notices sent by mail shall be effective two days after mailing, notices sent by facsimile transmission shall be effective when receipt is acknowledged and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

         SECTION 12. Supplements and Amendments. This Warrant Certificate may not be supplemented, amended or otherwise modified without the prior written consent of the Holder.

         SECTION 13. Successors. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

         SECTION 14. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor, transferee or lessee corporation, as the case may be (if not the Company), shall expressly assume that due and punctual performance and observance of each and every covenant and condition of this Warrant Certificate to be performed and observed by the Company.

         SECTION 15. Applicable Law. This Warrant Certificate and the Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. The Company and the Holder agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Warrant Certificate and the Warrants evidenced hereby.

         SECTION 16. Benefits of this Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant Certificate; and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Holder.

         SECTION 17. Captions. The captions of the Sections and paragraphs of this Warrant Certificate have been inserted for convenience only and shall have no substantive effect.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this 19th day of September, 1997.

                                                   ALL AMERICAN FOOD GROUP, INC.



                                                   By:__________________________
                                                   Name:
                                                   Title:

                                PURCHASE FORM

                  (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ shares of Common Stock as provided for herein and herewith tenders in payment for such shares of Common Stock payment of the purchase price in full in the form of cash or a bank check payable to the order of All American Food Group, Inc. or a combination thereof in the amount of $________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _________________________ whose address is ______________________________________ and that such certificate shall be delivered to ____________________ whose address is ________________________________________. If said number of shares of Common
Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the shares of Common Stock be registered in the name of ______________________ whose address is ________________________________ and that such certificate shall be delivered to
_____________________ whose address is
_________________________________________.

     Dated: __________________________

            --------------------------

    (Insert social security or other
    identifying number of holder)

                                       Signature. . . . . . . . . . . . . . . .

                                       Note: Signature must conform in all
                                               respects to name of holder as
                                               specified on the face of this
                                               Warrant Certificate in every
                                               particular, without alteration
                                               or enlargement or
                                               any change whatsoever, unless
                                               this Warrant Certificate has
                                               been assigned.

                                  ASSIGNMENT

       (To be executed only upon assignment of the Warrant Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________ (Name and Address of Assignee
Must Be Printed or Typewritten) the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, Attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

         Dated: ___________________, 19__





                                       ------------------------------
                                       Signature of Registered Holder



                                       Note: The above signature must
                                               correspond with the name as
                                               written on the face of this
                                               Warrant Certificate in every
                                               particular, without alteration
                                               or enlargement or any change
                                               whatever.


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